EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Effie Veres (212) 850-5600

LAK Public Relations, Inc. Media: Lisa Linden / David Simpson (212) 575-4545

EMCOR GROUP, INC. REPORTS THIRD QUARTER 2017 RESULTS

- Record Quarterly Diluted EPS from Continuing Operations of $1.09 -
- Total Backlog of $3.96 Billion; 1.5% Increase Year-over-Year -
- Maintains 2017 Revenue Guidance and Raises 2017 Diluted EPS Guidance Range -
- Board Authorizes an Additional $100 Million Share Repurchase Program -

NORWALK, CONNECTICUT, October 26, 2017 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter ended September 30, 2017.

For the third quarter of 2017, net income from continuing operations attributable to EMCOR was $64.8 million, or $1.09 per diluted share, compared to $51.9 million, or $0.85 per diluted share, for the third quarter of 2016. Revenues for the third quarter of 2017 were $1.89 billion compared to $1.92 billion for the third quarter of 2016.

Operating income for the third quarter of 2017 was $106.5 million, or 5.6% of revenues, compared to $86.1 million, or 4.5% of revenues, in the year ago period.

Selling, general and administrative expenses for the third quarter of 2017 totaled $188.6 million, or 10.0% of revenues, compared to $181.4 million, or 9.4% of revenues, in the third quarter of 2016.

The Company's income tax rate for the third quarter of 2017 was 37.3%, compared to an income tax rate of 37.2% in the year ago period.

Backlog as of September 30, 2017 was $3.96 billion, an increase of 1.5% from $3.90 billion at the end of the third quarter of 2016. Total domestic backlog grew $48.6 million year-over-year and backlog in the U.K. segment increased $11.9 million. Backlog growth in the U.S. Electrical Construction, U.K. Building Services and U.S. Industrial Services segments more than offset declines in the U.S. Mechanical Construction and U.S. Building Services segments. From an end-market perspective, backlog growth in the commercial, healthcare, hospitality and institutional sectors was partially offset by declines in the industrial, transportation and water & wastewater sectors.

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EMCOR Reports Third Quarter Results	Page 2

Tony Guzzi, President and Chief Executive Officer of EMCOR, commented, “The Company delivered record quarterly diluted earnings per share, achieving nearly 30% growth year-over-year. This was driven by broad-based strength across end-markets and geographies. We also saw record quarterly operating income, driven by higher levels of profitability and margin expansion in every segment except U.S. Industrial Services, which was impacted by Hurricane Harvey. We also continued to generate solid operating cash flow, delivering $238 million in the first nine months of 2017, up 84.8% year-over-year.”

Mr. Guzzi added, “Our strong profitability in the quarter was led by our U.S. Electrical Construction and U.S. Mechanical Construction segments, which posted operating income growth of 50.6% and 47.8% year-over-year, respectively. Their combined operating margin of 8.5% represents an expansion of 240 basis points, primarily as a result of strong project execution. Additionally, our U.S. Building Services segment delivered double-digit operating income growth, driven by solid performance in the mobile mechanical services and commercial site-based services businesses within this segment. In our U.S. Industrial Services segment, we faced a difficult comparison due to a large specialty services project in the year ago quarter. This segment was further impacted by the recent hurricane, which led to a delay in our fall turnaround work and the under absorption of overhead costs for projects that we were unable to execute on, resulting in an unusual segment operating loss in the third quarter of 2017. Our U.K. segment saw revenue growth of 17.6% and a 51.8% increase in operating income. This strong performance was driven by profitable new contracts, solid execution in our base business and the absence of negative foreign exchange fluctuations.”

Revenues for the first nine months of 2017 totaled $5.67 billion, an increase of 1.3% compared to $5.60 billion for the first nine months of 2016. Net income from continuing operations attributable to EMCOR for the first nine months of 2017 was $174.7 million, or $2.93 per diluted share, compared to $142.8 million, or $2.33 per diluted share, for the first nine months of 2016. Included in net income from continuing operations attributable to EMCOR for the first nine months of 2016 were after-tax transaction expenses of $2.3 million, or $0.04 per diluted share, related to the acquisition of Ardent. Excluding these transaction expenses, non-GAAP net income from continuing operations attributable to EMCOR for the first nine months of 2016 was $145.2 million, or $2.37 per diluted share.

Operating income for the first nine months of 2017 was $282.1 million, or 5.0% of revenues, compared to $234.0 million, or 4.2% of revenues, for the first nine months of 2016. Included in operating income for the first nine months of 2016 were pre-tax transaction expenses of $3.8 million related to the acquisition of Ardent. Excluding these transaction expenses, non-GAAP operating income for the first nine months of 2016 was $237.8 million, or 4.2% of revenues. SG&A totaled $552.9 million, or 9.7% of revenues, for the first nine months of 2017 compared to $530.7 million, or 9.5% of revenues, for the first nine months of 2016.

Mr. Guzzi concluded, “We are very pleased with our third quarter performance and encouraged by the year-over-year growth in backlog. Our updated guidance reflects our year-to-date results and the expectation for sustained strength in our U.S. Construction segments, as well as our limited visibility with respect to the timing of turnaround work in our U.S. Industrial Services segment. Our confidence in our long term outlook is underscored by today’s announcement that the Board has authorized a new repurchase program. This is a reflection of our strong cash flow and healthy balance sheet, which provide us with the flexibility to continue to return capital to shareholders through share buybacks and dividends, while pursuing incremental growth through strategic acquisitions.”

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EMCOR Reports Third Quarter Results	Page 3

Based on the current size and mix of backlog and current market conditions, EMCOR maintains its full year 2017 revenue guidance of approximately $7.6 billion. The Company now expects full year 2017 diluted earnings per share from continuing operations to be in the range of $3.70 to $3.80, up from the previous range of $3.40 to $3.60.

Additional Share Repurchase Program

The Company also announced today that its Board of Directors has authorized a new share repurchase program for the Company to repurchase up to an additional $100 million of its outstanding common stock.

As of September 30, 2017, the Company has already repurchased $123 million of its outstanding common stock of its current $200 million share repurchase program launched in October 2015. The new share repurchase program will be funded from the Company’s operations. The shares will be repurchased from time to time in the open market or through privately negotiated transactions at the Company’s discretion, subject to market conditions, and in accordance with applicable regulatory requirements. The repurchase program has no expiration date and does not obligate the Company to acquire any particular amount of common stock and may be suspended, recommenced or discontinued at any time or from time to time without prior notice.

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com.

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Thursday, October 26, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking 4growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risk factors associated with EMCOR's business are also discussed in the Company's 2016 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risk factors should be taken into account in evaluating any forward-looking statements.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
Revenues	$1,886,691	$1,923,174	$5,674,360	$5,601,560
Cost of sales	1,591,621	1,655,130	4,838,449	4,835,667
Gross profit	295,070	268,044	835,911	765,893
Selling, general and administrative expenses	188,565	181,441	552,903	530,654
Restructuring expenses	46	539	954	1,271
Operating income	106,459	86,064	282,054	233,968
Interest expense	(3,324)	(3,479)	(9,464)	(8,973)
Interest income	277	161	607	518
Income from continuing operations before income taxes	103,412	82,746	273,197	225,513
Income tax provision	38,608	30,783	98,473	82,663
Income from continuing operations	64,804	51,963	174,724	142,850
Loss from discontinued operation, net of income taxes	(207)	(406)	(729)	(1,584)
Net income including noncontrolling interests	64,597	51,557	173,995	141,266
Less: Net income attributable to noncontrolling interests	—	(26)	—	(7)
Net income attributable to EMCOR Group, Inc.	$64,597	$51,531	$173,995	$141,259

Basic earnings (loss) per common share:
From continuing operations	$1.10	$0.85	$2.94	$2.35
From discontinued operation	$(0.00)	$(0.01)	$(0.01)	$(0.03)

Diluted earnings (loss) per common share:
From continuing operations	$1.09	$0.85	$2.93	$2.33
From discontinued operation	$(0.00)	$(0.01)	$(0.01)	$(0.03)

Weighted average shares of common stock outstanding:
Basic	59,061,768	60,889,484	59,371,672	60,866,532
Diluted	59,419,200	61,318,057	59,721,185	61,290,388

Dividends declared per common share	$0.08	$0.08	$0.24	$0.24

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2017 (Unaudited)	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$480,496	$464,617
Accounts receivable, net	1,537,819	1,495,431
Costs and estimated earnings in excess of billings on uncompleted contracts	135,602	130,697
Inventories	43,653	37,426
Prepaid expenses and other	34,402	40,944
Total current assets	2,231,972	2,169,115
Investments, notes and other long-term receivables	7,604	8,792
Property, plant & equipment, net	126,563	127,951
Goodwill	1,010,399	979,628
Identifiable intangible assets, net	497,278	487,398
Other assets	92,505	79,554
Total assets	$3,966,321	$3,852,438
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$15,364	$15,030
Accounts payable	485,701	501,213
Billings in excess of costs and estimated earnings on uncompleted contracts	532,386	489,242
Accrued payroll and benefits	309,237	310,514
Other accrued expenses and liabilities	209,591	195,775
Total current liabilities	1,552,279	1,511,774
Borrowings under revolving credit facility	125,000	125,000
Long-term debt and capital lease obligations	273,506	283,296
Other long-term obligations	397,671	394,426
Total liabilities	2,348,456	2,314,496
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,617,012	1,537,089
Noncontrolling interests	853	853
Total equity	1,617,865	1,537,942
Total liabilities and equity	$3,966,321	$3,852,438

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2017 and 2016
(In thousands) (Unaudited)

	2017	2016
Cash flows - operating activities:
Net income including noncontrolling interests	$173,995	$141,266
Depreciation and amortization	30,235	29,117
Amortization of identifiable intangible assets	36,320	30,678
Provision for doubtful accounts	6,027	3,962
Deferred income taxes	(5,991)	(830)
Excess tax benefits from share-based compensation	(1,565)	(2,062)
Equity income from unconsolidated entities	(1,132)	(719)
Other non-cash items	4,735	6,844
Distributions from unconsolidated entities	2,308	863
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(6,648)	(80,195)
Net cash provided by operating activities	238,284	128,924
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(82,724)	(232,883)
Proceeds from sale of property, plant and equipment	2,125	1,850
Purchase of property, plant and equipment	(26,113)	(29,306)
Net cash used in investing activities	(106,712)	(260,339)
Cash flows - financing activities:
Proceeds from revolving credit facility	—	220,000
Repayments of revolving credit facility	—	(95,000)
Borrowings from long-term debt	—	400,000
Repayments of long-term debt and debt issuance costs	(11,401)	(317,987)
Repayments of capital lease obligations	(1,079)	(1,144)
Dividends paid to stockholders	(14,266)	(14,598)
Repurchase of common stock	(90,944)	(34,805)
Proceeds from exercise of stock options	—	508
Payments to satisfy minimum tax withholding	(3,376)	(4,166)
Issuance of common stock under employee stock purchase plan	3,459	3,583
Payments for contingent consideration arrangements	(1,017)	—
Distributions to noncontrolling interests	—	(2,050)
Net cash (used in) provided by financing activities	(118,624)	154,341
Effect of exchange rate changes on cash and cash equivalents	2,931	(5,199)
Increase in cash and cash equivalents	15,879	17,727
Cash and cash equivalents at beginning of year	464,617	486,831
Cash and cash equivalents at end of period	$480,496	$504,558

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2017	2016
Revenues from unrelated entities:
United States electrical construction and facilities services	$457,919	$458,553
United States mechanical construction and facilities services	760,084	691,818
United States building services	437,107	460,715
United States industrial services	145,679	239,052
Total United States operations	1,800,789	1,850,138
United Kingdom building services	85,902	73,036
Total worldwide operations	$1,886,691	$1,923,174

	For the nine months ended September 30,
	2017	2016
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,350,157	$1,227,474
United States mechanical construction and facilities services	2,173,030	1,925,793
United States building services	1,315,401	1,366,973
United States industrial services	591,694	830,064
Total United States operations	5,430,282	5,350,304
United Kingdom building services	244,078	251,256
Total worldwide operations	$5,674,360	$5,601,560

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2017	2016
Operating income (loss):
United States electrical construction and facilities services	$46,583	$30,927
United States mechanical construction and facilities services	57,484	38,890
United States building services	25,981	23,125
United States industrial services	(4,844)	14,586
Total United States operations	125,204	107,528
United Kingdom building services	3,933	2,591
Corporate administration	(22,632)	(23,516)
Restructuring expenses	(46)	(539)
Total worldwide operations	106,459	86,064
Other corporate items:
Interest expense	(3,324)	(3,479)
Interest income	277	161
Income from continuing operations before income taxes	$103,412	$82,746

	For the nine months ended September 30,
	2017	2016
Operating income (loss):
United States electrical construction and facilities services	$109,735	$70,645
United States mechanical construction and facilities services	150,971	100,607
United States building services	60,375	55,658
United States industrial services	16,573	66,600
Total United States operations	337,654	293,510
United Kingdom building services	9,109	9,160
Corporate administration	(63,755)	(67,431)
Restructuring expenses	(954)	(1,271)
Total worldwide operations	282,054	233,968
Other corporate items:
Interest expense	(9,464)	(8,973)
Interest income	607	518
Income from continuing operations before income taxes	$273,197	$225,513

EMCOR GROUP, INC.
RECONCILIATION OF 2017 AND 2016 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2017 and 2016 third quarter September 30, 2017 and 2016 operating income.  The following table provides a reconciliation between 2017 and 2016 operating income based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
GAAP operating income	$106,459	$86,064	$282,054	$233,968
Transaction expenses related to the acquisition of Ardent	—	—	—	3,838
Non-GAAP operating income, excluding Ardent transaction expenses	$106,459	$86,064	$282,054	$237,806

EMCOR GROUP, INC.
RECONCILIATION OF 2017 AND 2016 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2017 and 2016 third quarter September 30, 2017 and 2016 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2017 and 2016 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
GAAP net income from continuing operations attributable to EMCOR Group, Inc. (1)	$64,804	$51,937	$174,724	$142,843
Transaction expenses related to the acquisition of Ardent (2)	—	—	—	2,328
Non-GAAP net income from continuing operations attributable to EMCOR Group, Inc., excluding Ardent transaction expenses	$64,804	$51,937	$174,724	$145,171

(1)  Amount is income from continuing operations less net income attributable to noncontrolling interest.
(2)  Amount is net of tax effect of $1.5 million in the 2016 nine-month period.

EMCOR GROUP, INC.
RECONCILIATION OF 2017 AND 2016 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2017 and 2016 third quarter September 30, 2017 and 2016 diluted earnings per common share from continuing operations.  The following table provides a reconciliation between 2017 and 2016 diluted earnings per common share based on non-GAAP measures to the most directly comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
GAAP diluted earnings per common share from continuing operations	$1.09	$0.85	$2.93	$2.33
Transaction expenses related to the acquisition of Ardent (1)	—	—	—	0.04
Non-GAAP diluted earnings per common share from continuing operations, excluding Ardent transaction expenses	$1.09	$0.85	$2.93	$2.37

(1)  Amount is net of tax effect of $1.5 million in the 2016 nine-month period.

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